Exhibit 99.1 LLEX:NYSE American LILIS ENERGY ANNOUNCES WATER GATHERING AND DISPOSAL AGREEMENT WITH SCM WATER, AN ARM ENERGY HOLDINGS’ AFFILIATE HOUSTON, TEXAS – July 26, 2018 – Lilis Energy, Inc. (NYSE American: LLEX), an exploration and development company operating in the Permian Basin of west Texas and southeastern New Mexico, today announced that the Company has entered into a water gathering and disposal agreement and various ancillary agreements with SCM Water, LLC, a sister company to Salt Creek Midstream, LLC, and also an affiliate of ARM Energy Holdings, LLC. The agreements support Lilis’ strategic efforts to secure long-term infrastructure solutions for its growing operations in the Permian’s Delaware Basin. The water gathering project will complement Lilis’ existing water disposal infrastructure, and Lilis has reserved the right to recycle its produced water. SCM Water will commence, upon receipt of regulatory approval, to build out new gathering and disposal infrastructure to all of Lilis’ current and future well locations in Lea County, New Mexico, and Winkler County, Texas. All future capex will be fully funded by SCM Water and will be designed to accommodate all water produced by Lilis’ operations. Lilis will act as contract operator of SCM Water’s saltwater disposal wells (SWD). Lilis has sold to SCM Water for cash consideration of up to $20 million with $15 million upfront, an option to acquire the Company’s existing water infrastructure, a system which is comprised of approximately 14 miles of pipeline and one SWD. The Company is actively working on permitting additional SWD locations. Lilis anticipates that the majority of its water will eventually be disposed through the future SCM Water system at a competitive gathering rate under the agreement. “We are pleased to have expanded our partnership with Salt Creek with this latest infrastructure agreement for the efficient transportion and disposal of water. Our future water infrastructure will be built out at no cost to Lilis, will significantly lower our water gathering and transportation costs in the future, and will meet all of our future disposal needs,” said Ronald D. Ormand, Lilis Energy’s Chairman and CEO. “With our industry-leading well results in the Permian’s Delaware Basin and our strong Permian acreage position, we have been able to attract partners such as Salt Creek. One of our top 2018 goals has been to achieve long-term infrastructure solutions as we continue to grow our average daily production. Combined with our long-term crude and gas gathering agreements, we are very well positioned to maximize strong price realizations, ensure the efficient development of our acreage with adequate water supply and disposal to meet our growth goals, and most importantly we can better manage our operating costs. We are very appreciative of Salt Creek and the expansion of our partnership.” About Lilis Energy, Inc. Lilis Energy, Inc. is a Houston -based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America. Lilis’ current total net acreage in the Permian Basin is over 19,800 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com. About Salt Creek Midstream, LLC

Formed in 2017, Houston-headquartered Salt Creek Midstream, LLC is a joint venture of ARM Energy Holdings, LLC and funds managed by the private equity group of Ares Management, L.P. Salt Creek is a full service midstream provider, offering gas and crude gathering, compression, cryogenic processing and treating services, as well as water gathering and disposal services. The greenfield development project spans 300,000 acres in gas dedications and 275,000 acres in crude across Culberson, Reeves, Ward, Winkler, Lea, Pecos, and Eddy Counties within the Delaware Basin. About ARM Energy Holdings, LLC Headquartered in Houston, with offices in Calgary, Denver, Midland, and Pittsburgh, ARM Energy is a premier producer services firm, active in every sector of the energy value chain across all major North American oil and gas basins. Its integrated, diversified portfolio includes Asset Risk Management, LLC, providing risk management and hedging strategies for producers; ARM Energy Management LLC, providing physical oil and gas marketing, transportation and asset management services and trading; and ARM Midstream, LLC, providing midstream investment, infrastructure development and operations. www.armenergy.com. Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Forward-looking statements regarding expected production levels are based upon our estimates of the successful completion of drilled wells on schedule and the timely completion of construction and hook-up of our new midstream provider’s midstream system to provide additional takeaway capacity. Actual sales production rates from our wells can vary considerably from tested initial production (IP) rates and are subject to natural decline rates over the life of the well. Contact: Wobbe Ploegsma V.P. Finance & Capital Markets 210-999-5400, ext. 31